UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2008

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 11, 2008, FM Services Company (FM Services), a wholly owned subsidiary of Freeport-McMoRan Copper & Gold Inc. (FCX), entered into a consulting agreement with Dr. J. Taylor Wharton. Under the consulting agreement, Dr. Wharton will receive an annual fee of $400,000 for consulting services rendered in connection with all medical and health affairs affecting FM Services, its affiliates and their respective directors, officers and employees.  The initial term of the consulting agreement is from January 11, 2008 through December 31, 2008, and is subject to automatic renewal on the same terms and conditions for successive one-year terms.

In connection with entering into the consulting agreement, effective January 11, 2008, Dr. Wharton has resigned as a member of the Corporate Personnel Committee of the Board of Directors of FCX and as the Chairman of the Public Policy Committee of the Board of Directors of FCX.  Dr. Wharton will continue to serve as a member of the Board of Directors of FCX and as a member of the Public Policy Committee of the Board of Directors of FCX.  Effective January 11, 2008, the FCX Board appointed Stephen H. Siegele to serve as the Chairman of the Public Policy Committee of the Board.  The FCX Board consists of sixteen directors, nine of whom are independent as defined under the New York Stock Exchange director independence standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  January 14, 2008